EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-52857 of Rayonier Inc. and subsidiaries on Form S-3 of our report dated March 2, 2004 appearing in this Annual Report on Form 10-K of Rayonier Inc. and subsidiaries for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Jacksonville, Florida

March 8, 2004